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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-55562) pertaining to the NBC Internet, Inc. 1999 Employee Stock Purchase Plan and the NBC Internet, Inc. 1999 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-45782) pertaining to the Connect Innovations, Inc. 1998 Stock Plan and the Globalbrain.net Inc. 1999 Stock Option Plan, the Registration Statement (Form S-8 No. 333-37048) pertaining to the NBC Internet, Inc. 1999 Employee Stock Purchase Plan, the NBC Internet, Inc. 2000 Non-Qualified Stock Option Plan, the AllBusiness.com, Inc. 1998 Stock Option and Incentive Plan and the AllBusiness.com, Inc. 1999 Stock Plan, and the Husdawg Communications, Inc. 2000 Stock Plan, and the Registration Statement (Form S-8 No. 333-91715) pertaining to the NBC Internet, Inc. 1999 Stock Incentive Plan, of our report dated February 12, 2001, with respect to the consolidated financial statements and schedule of NBC Internet, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ Ernst & Young, LLP

Palo Alto, California

March 28, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS